UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On May 24, 2012, Dr. David Altshuler was elected to our board of directors as a Class II Director whose current term will end at the annual meeting of shareholders to be held in 2015.  Our board has determined that Dr. Altshuler is an independent director as that term is defined by the Securities and Exchange Commission and The NASDAQ Stock Market, Inc.

Dr. Altshuler is the Director of the Program in Medical and Population Genetics at the Broad Institute of Harvard University and the Massachusetts Institute of Technology, a position he has held since 2003, and has served as the Institute’s Deputy Director and Chief Academic Officer since 2009. He is one of four founding members of the Broad Institute, a research collaboration of Harvard, MIT, The Whitehead Institute and the Harvard Hospitals. Dr. Altshuler joined the faculty at Harvard Medical School and the Massachusetts General Hospital in 2000 and has held the academic rank of Professor of Genetics and Medicine since 2008. He also serves as a Distinguished Clinical Scholar of the Doris Duke Charitable Foundation and a member of the Board of Directors of the American Society of Human Genetics. Dr. Altshuler earned a B.S. from MIT, a Ph.D. from Harvard University and an M.D. from Harvard Medical School. Dr. Altshuler completed his clinical training in Internal Medicine, and in Endocrinology, Diabetes and Metabolism, at the Massachusetts General Hospital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 29, 2012	/s/ David T. Howton
David T. Howton
Senior Vice President and Chief Legal Officer